UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report November 5, 2004

Commission File Number 000-27261

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

Oregon	93-0549963
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

9191 South Jamaica Street,
Englewood, CO	80112-5946
(Address of principal executive offices)	(Zip Code)

(303) 771-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

Item 5.02.  Appointment of Principal Officers.

Robert G. Card appointed as President and Group Chief Executive Officer of CH2M HILL International.

                Effective November 5, 2004, CH2M HILL’s  Board of Directors appointed Robert G. Card, 51, as President and Group Chief Executive Officer of CH2M HILL International. When Mr. Card joined CH2M HILL in September 2004 he was  the President of The Card Group—a strategic advisory service for markets, policy and technology in energy and the environment. He also holds positions as a Senior Advisor to CSIS (the Center for Strategic and International Studies) and as a Non Resident Senior Fellow of The Brookings Institute.

Prior to forming The Card Group, Mr. Card served as the Under Secretary of Energy in  the U.S. Department of Energy (DOE)  from 2001 to 2004. From 1995 to 2001 Mr. Card served as  the Chief Executive Officer of Kaiser-Hill Company, LLC and  as a Director of Kaiser-Hill Funding Company, LLC. He also served as a CH2M HILL Board Director from 1992 - 1994, 1996 - 1998 and in 2000.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, CH2M HILL has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL COMPANIES, LTD.

Date: November 5, 2004	By:	/s/ Samuel H. Iapalucci
Samuel H. Iapalucci

	Its:	Executive Vice President and Chief Financial Officer